Exhibit 99.1

American Resources Corporation Provides Mining Reclamation and Environmental Update

Company is Reclaiming Irrational Thermal Coal Mines While Continuing Its Growth of Metallurgical Carbon for Steelmaking

December 31, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / December 31, 2019 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing and distribution of metallurgical carbon to the steel and specialty alloy metals industries, is pleased to provide an update on its environmental reclamation of non-core mining properties. The Company’s environmental focus is to continuously evaluate its mining permits and identify those properties that are at or below their proprietary (economic and environmental) margin and slate them for reclamation. Throughout the company’s strategic acquisition plan, when an acquired mining complex involves both thermal and metallurgical properties, it immediately identifies such thermal coal permits, used for utility power generation, as below the margin.

American Resources, since inception, has strategically acquired and restructured mining complexes to set itself up for being one of the fastest growing, lowest cost metallurgical carbon platforms in the Central Appalachian basin over the next few years through cost cutting and right-sizing operations to fit the current and future market conditions. To date, American Resources has acquired over 75 mining permits with an associated reclamation bonding amount in excess of $36 million. To date, the Company has reclaimed, or is currently working to complete reclamation, on 25 thermal mining sites with an associated environmental reclamation liability of over $16.7 million.

Historically, the coal mining industry has deferred many environmental reclamation liabilities out for decades, instead of deeming such permits as “reclamation only” permits, in the hope that certain permits will rise above the margin and become active mines again in the future and/or to avoid permanent reclamation of such properties. American Resources, instead, has chosen not to defer that liability and deems such sites as “reclamation only” with a goal of remediating, and in certain cases, repurposing irrational mining sites that fall below the margin. Reclamation only permits are those that a company has decided to completely reclaim and not attempt to defer the reclamation work for a later time. This approach has resulted, at times, in the Company setting very aggressive reclamation deadlines for it to achieve. Consequently, as with many mining companies, this has caused American Resources to, at times, be named on the Office of Surface Mining Reclamation and Enforcement’s (OSMRE) Applicant Violators System (AVS) list for trying to adhere to such aggressive final reclamation deadlines. As the Company expeditiously completes and progresses on this reclamation, it will naturally be removed from the AVS list, as the case with all other mining companies. Regardless, the Company and its team are proud of its desire to reduce the environmental footprint of its below-the-margin and thermal mines and remains focused exclusively on its specially metals and metallurgical carbon operations.

“Because our acquisition plan included complexes that often consisted of permits tied to both metallurgical carbon (used for steel making) and thermal coal (used for electricity generation), our strategic restructuring and environmental focus has been to separate the two assets by quality types.”, stated Mark Jensen, Chief Executive Officer of American Resources Corporation. “Immediately post-acquisition, we then look to reclaim thermal coal mining sites that do not fit within our business model, while tying the metallurgical carbon assets into our existing operating growth platform. Our focus is to grow and expand our metallurgical carbon platform, but at the same time find efficient and viable solutions to either reclaim or repurpose the land associated with the thermal coal assets we acquire. Our goal here is to work with our partners to find the right solutions to benefit the environment and local communities, and in some cases create viable commercial uses for the land, while also reducing our overall environmental liability costs.”

American Resources Corporation will continue to identify operational efficiencies and ways to reduce future liabilities in its continuing goal to be one of the lowest cost operators and responsible stewards of the environment in Central Appalachia and throughout all its coal mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Institutional/Retail/Individual Contact:
PCG Advisory
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation

2